Registration No. ____________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               ______________

                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under the Securities Act of 1933
                               _______________

                        KLLM TRANSPORT SERVICES, INC.
           (Exact name of Registrant as specified in its charter)

                    Delaware                            64-0412551
                 (State or other juris-              (I.R.S. Employer
                diction of incorporation             Identification
                      or organization)                     No.)

              135 Riverview Drive, Richland, Mississippi 39218
           (Address of Principal Executive Offices)     (Zip Code)
                               _______________

              KLLM TRANSPORT SERVICES, INC.  1998 NON-EMPLOYEE
                      DIRECTOR STOCK COMPENSATION PLAN
                          (Full title of the Plan)

                   STEVEN K. BEVILAQUA, PRESIDENT AND CEO
                        KLLM Transport Services, Inc.
                             135 Riverview Drive
                         Richland, Mississippi 39218
                               (601) 939-2545
              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)
                               _______________
                                 Copies to:
                            WES DAUGHDRILL, ESQ.
                 Young, Williams, Henderson & Fuselier, P.A.
                         2000 Deposit Guaranty Plaza
                            Post Office Box 23059
                      Jackson, Mississippi  39225-3059
                               (601) 948-6100

Approximate date of commencement of proposed sale to the public:
April  17, 1998



                       CALCULATION OF REGISTRATION FEE

    Title of      Amount to       Maximum    Proposed         Amount of
   Securities        be           Offering    Maximum         Registration
     to be        Registered      Price      Aggregate            Fee
   Registered                    Per Unit  Offering Price
---------------------------------------------------------------------------
  Common Stock
 $1 Par Value     25,000         $12.00(1)    $300,000         $ 88.50



(1) Determined in accordance with Rule 457(h) and (c), the maximum offering price is based on the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on April 13, 1998.


                                 PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

      (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item
3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) Prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to KLLM Transport Services, Inc., Post Office Box
6098, Jackson, Mississippi 39288, Attention: Steven L. Dutro,
Chief Financial Officer, Telephone Number (601) 939-2545


                                   PART II

               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

      The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

            (a) The Annual Report on Form 10-K (including consolidated financial statements together with the reports of independent auditors thereon) for the year ended January 2, 1998, filed by KLLM Transport Services, Inc. (the "Company") pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, File
No. 0-14759.

            (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 2, 1998.

            (c) The description of the Company's Common Stock contained in its Registration Statement, filed by the Company on July 2, 1986, pursuant to Section 12 of the Securities Exchange Act of 1934, Registration No. 33-5881, and all other amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company or the Plan, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed incorporated herein by reference, shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

      James Leon Young, who is a director and the Secretary of the Company, is a shareholder and officer of the Jackson, Mississippi, law firm of Young, Williams, Henderson & Fuselier, P.A., counsel to the Company. Young, Williams, Henderson & Fuselier, P.A. is providing a legal opinion in connection with this Registration Statement.

Item 6.       Indemnification of Directors and Officers

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Article Eight of the Company's Bylaws provides for indemnification of the Company's officers and directors to the extent authorized by the General Corporation Law of Delaware. The provisions of Delaware law may be sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.       Exemption from Registration Claimed  Not Applicable.

Item 8.       Exhibits

       4.1 The Company's Certificate of Incorporation, as amended (incorporated by reference from the Company's
            Annual Report on Form 10-K for the year ended January 1, 1989 (File No. 0-14759))

       4.2       The Company's Certificate of Amendment to
            Certificate of Incorporation (incorporated by reference from Post-Effective Amendment No. 6 to Registration
            Statement on Form S-8 as filed on December 4, 1992
            (Registration No. 33-14545))

       4.3 Stockholder Protection Rights Agreement dated February 13, 1997, between KLLM Transport Services, Inc. and KeyCorp Shareholder Services, Inc. as Rights Agent (incorporated by reference from the Company's Form 8-A12G/A as filed on February 24, 1997 (File No. 001-12751))

       5    Opinion of Young, Williams, Henderson & Fuselier, P.A.

        23.1 Consent of Young, Williams, Henderson & Fuselier, P.A. (included in Exhibit 5)

        23.2     Consent of Ernst & Young LLP

        99.1     The Company's1998 Non-Employee Director  Stock
            Compensation Plan (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended January 2, 1998 (File No. 0-14759))


Item 9.       Undertakings

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richland, State of Mississippi, on April 16, 1998.

                                   KLLM TRANSPORT SERVICES, INC.

                                   By:s/Steven K. Bevilaqua
                                   ___________________________________
                                        Steven K. Bevilaqua
                                        President, Chief Executive
                                        Officer and Director



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




Date:  April 16,, 1998             s/Benjamin C. Lee, Jr.
                                   ______________________________
                                   Benjamin C. Lee, Jr.
                                   Chairman of the Board of Directors



Date:  April 16, 1998              s/Steven K. Bevilaqua
                                   _________________________________
                                   Steven K. Bevilaqua
                                   President, Chief Executive
                                   Officer and Director



Date:  April 16, 1998              s/James Leon Young
                                   _________________________________
                                   James Leon Young
                                   Secretary and Director



Date:  April 16, 1998              s/Walter P. Neely
                                   _________________________________
                                   Walter P. Neely
                                   Director



Date:  April ___, 1998            _______________________________
                                   Leland R. Speed
                                   Director


Date:  April _____, 1998          _________________________________
                                   C. Tom Clowe, Jr.
                                   Director


Date:  April 16, 1998             s/Steven L. Dutro
                                  _________________________________
                                   Steven L. Dutro
                                   Chief Financial Officer


Date:  April 16, 1998             s/Daniel M. Thomas
                                  _________________________________
                                   Daniel M. Thomas
                                   Corporate Controller


                                EXHIBIT INDEX


             4.1 The Company's Certificate of Incorporation, as
                 amended (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended January 1, 1989 (File No. 0-14759))

             4.2 The Company's Certificate of Amendment to
                 Certificate of Incorporation (incorporated by reference from Post-Effective Amendment No. 6 to Registration Statement on Form S-8 as filed on December 4, 1992 (Registration No. 33-14545))

             4.3 Stockholder Protection Rights Agreement dated
                 February 13, 1997, between KLLM Transport
                 Services, Inc. and KeyCorp Shareholder Services, Inc. as Rights Agent (incorporated by reference from the Company's Form 8-A12G/A as filed on February 24, 1997 (File No. 001-12751))

             5   Opinion of Young, Williams, Henderson & Fuselier,
P.A.

            23.1 Consent of Young, Williams, Henderson &
                 Fuselier, P.A. (included in Exhibit 5)

            23.2       Consent of Ernst & Young LLP

            99.1 The Company's 1998 Non-Employee Director Stock
                 Compensation Plan (incorporated by reference from the Company's Annual Report on Form
                 10-K for the year ended January 2, 1998 (File No.
                 0-14759))